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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED

                                  AGREEMENT OF

                             LIMITED PARTNERSHIP OF

                      ENBRIDGE ENERGY, LIMITED PARTNERSHIP

     THIS AGREEMENT OF LIMITED PARTNERSHIP, dated as of October 17, 2002, is entered into and executed by Enbridge Pipelines (Lakehead) L.L.C., as general partner, and Enbridge Energy Partners, L.P., as limited partner.

     WHEREAS, the Predecessor General Partner and the other parties thereto entered into that certain Amended and Restated Agreement of Limited Partnership of Enbridge Energy, Limited Partnership on December 27, 1991, as amended by the Predecessor General Partner on August 28, 2001 (as so amended, the "Prior Agreement"); and

     WHEREAS, pursuant to the GP Reorganization Agreement, the Predecessor General Partner, the General Partner, the Partnership and the Limited Partner have determined it to be in their respective best interests to reorganize the equity ownership structure of the Partnership such that the Partnership becomes a wholly owned subsidiary of the Investor Partnership and for the General Partner and the Limited Partner to amend and restate the Prior Agreement.

     NOW, THEREFORE, the General Partner and the Limited Partner do hereby amend and restate the Prior Agreement to provide in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

     "CERTIFICATE OF LIMITED PARTNERSHIP" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in Section 2.5, as amended or restated from time to time.

     "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

     "GENERAL PARTNER" means Enbridge Pipelines (Lakehead) L.L.C., in its capacity as the general partner of the Partnership, and any successor to Enbridge Pipelines (Lakehead) L.L.C., as general partner of the Partnership.

     "GP REORGANIZATION AGREEMENT" means the Reorganization Agreement dated as of October 17, 2002, among the Predecessor General Partner, the General Partner, the Partnership and the Investor Partnership.

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     "INVESTOR PARTNERSHIP" means Enbridge Energy Partners, L.P, a Delaware limited partnership.

     "LIMITED PARTNER" means Enbridge Energy Partners, L.P. and any other limited partner admitted to the Partnership from time to time.

     "PARTNER" means the General Partner or any Limited Partner.

     "PARTNERSHIP" means Enbridge Energy, Limited Partnership.

     "PERCENTAGE INTEREST" has, with respect to the General Partner and the Limited Partner, the meaning assigned to such term in Section 2.6 of this Agreement.

     "PREDECESSOR GENERAL PARTNER" means Enbridge Energy Company, Inc., in its capacity as the general partner of the Partnership prior to its withdrawal as the general partner of the Partnership pursuant to the GP Reorganization Agreement.

     "PRIOR AGREEMENT" has the meaning assigned to such term in the recitals to this Agreement.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

     2.1 CONTINUATION. The General Partner and the Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partner hereby amend and restate the Prior Agreement in its entirety and enter into this Agreement to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

     2.2 NAME. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Enbridge Energy, Limited Partnership."

     2.3  PRINCIPAL OFFICE; REGISTERED OFFICE.

          (a) The principal office of the Partnership shall be at 1100 Louisiana, Suite 3300, Houston, Texas 77002 or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other places as the General Partner deems advisable.

          (b) The address of the Partnership's registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801, and the name of the Partnership's registered agent for service of process at such address shall be CT Corporation System.

     2.4 TERM. The Partnership shall continue in existence until an election to dissolve the Partnership by the General Partner.

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     2.5  ORGANIZATIONAL CERTIFICATE. The Certificate of Limited Partnership of
the Partnership has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall cause to be filed such other certificates or documents as may be required for the continuation, operation and qualification of a limited partnership in the State of Delaware and any state in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Delaware and any state or jurisdiction in which the Partnership may elect to do business.

     2.6 PARTNERSHIP INTERESTS. Effective as of the date hereof, the General Partner shall have a 0.001% Percentage Interest and the Limited Partner shall have a 99.999% Percentage Interest.

                                   ARTICLE III
                                     PURPOSE

     The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

     The initial capital contributions of the Predecessor General Partner and the Limited Partner were made in accordance with Sections 4.1 and 4.3 of the Prior Agreement. The Investor Partnership, with the consent of the General Partner, may, but shall not be obligated to, make other additional capital contributions to the Partnership. Upon any such other capital contribution by the Investor Partnership, the General Partner shall be obligated to make an additional capital contribution to the Partnership such that the General Partner shall at all times have a capital account equal to 0.001% of the capital accounts of all Partners of the Partnership.

                                    ARTICLE V
                  CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

     5.1 CAPITAL ACCOUNTS. The Partnership shall maintain a capital account for each of the Partners in accordance with the regulations issued pursuant to
Section 704 of the Internal Revenue Code of 1986, as amended (the "Code"), and as determined by the General Partner as consistent therewith.

     5.2 CAPITAL ACCOUNT RESTORATION. Each Partner shall be obligated to restore any negative balance in its capital account upon liquidation of such Partners' interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

     5.3 ALLOCATIONS. For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests, except that the General Partner shall have the authority to make such

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other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations issued pursuant thereto.

     5.4 DISTRIBUTIONS. From time to time, but not less often than quarterly, the General Partner shall review the Partnership's accounts to determine whether distributions are appropriate. The General Partner may make such cash distributions as it, in its sole discretion, may determine without being limited to current or accumulated income or gains from any Partnership funds, including, without limitation, Partnership revenues, capital contributions or borrowed funds; PROVIDED, HOWEVER, that no such distribution shall be made if, after giving effect thereto, the liabilities of the Partnership exceed the fair market value of the assets of the Partnership. In its sole discretion, the General Partner may, subject to the foregoing proviso, also distribute to the Partners other Partnership property, or other securities of the Partnership or other entities. All distributions by the General Partner shall be made in accordance with the Percentage Interests of the Partners.

                                   ARTICLE VI
                      MANAGEMENT AND OPERATIONS OF BUSINESS

     Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner. The Limited Partner shall not have any power to control or manage the Partnership.

                                   ARTICLE VII
                          LIABILITY OF LIMITED PARTNER

     The Limited Partner shall have no liability as a limited partner of the Partnership except as provided in this Agreement or the Delaware Act.

                                  ARTICLE VIII
                           DISSOLUTION AND LIQUIDATION

     The Partnership shall be dissolved, and its affairs shall be wound up as provided in Section 2.4.

                                   ARTICLE IX
                       AMENDMENT OF PARTNERSHIP AGREEMENT

     Subject to the applicable requirements of the agreement of limited partnership of the Investor Partnership, as amended from time to time, the General Partner may amend any provision of this Agreement without the consent of the Limited Partner and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

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                                    ARTICLE X
                               GENERAL PROVISIONS

     10.1 ADDRESSES AND NOTICES. Any notice to the Partnership, the General Partner or the Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to
Section 2.3(a).

     10.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     10.3 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     10.4 SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or enforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

     10.5 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.


                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, this Agreement has been duly executed by the General
Partner and the Limited Partner as of the date first above written.


                                            GENERAL PARTNER:

                                            ENBRIDGE PIPELINES (LAKEHEAD) L.L.C.


                                            By: /s/ DAN C. TUTCHER
                                                -----------------------------
                                                Dan C. Tutcher
                                                President



                                            LIMITED PARTNER:

                                            ENBRIDGE ENERGY PARTNERS, L.P.

                                            BY: ENBRIDGE ENERGY COMPANY, INC.,
                                                its general partner


                                            By: /s/ DAN C. TUTCHER
                                                -----------------------------
                                                Dan C. Tutcher
                                                President



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